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                                                                     EXHIBIT 2

                                    BY-LAWS
                                       OF
                           THE SIERRA VARIABLE TRUST

                                   ARTICLE 1
            Agreement and Declaration of Trust and Principal Office

         1.1 Agreement and Declaration of Trust. These By-laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of The Sierra Variable Trust, the Massachusetts business trust established by the Declaration of Trust (the "Trust").

         1.2 Principal Office of the Trust. A principal office of the Trust shall be located in Boston, Massachusetts. The Trust may have such other offices within or without Massachusetts as the Trustees may determine or as they may authorize.


                                   ARTICLE 2
                              Meetings of Trustees

         2.1 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

         2.2 Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Trustees, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

         2.3 Notice. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram, telex or telecopy or other electronic facsimile transmission method at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.





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         2.4     Quorum.  At any meeting of the Trustee a majority of the
Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.


                                   ARTICLE 3
                                    Officers

         3.1 Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers, including a Chairman of the Trustees and a Controller, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. The Chairman of the Trustees, if one is elected, shall be a Trustee and may but need not be a shareholder; and any other officer may but not need be a Trustee or a shareholder. Any two or more offices may be held by the same person.

         3.2 Election. The President, the Treasurer, and the Secretary shall be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at such or any other time. Vacancies in any office may be filled at any time.

         3.3 Tenure. The Chairman of the Trustees, if one is elected, the President, the Treasurer and the Secretary shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

         3.4 Powers. Subject to the other provisions of these By-laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

         3.5 Chairman; President. Unless the Trustees otherwise provide, the Chairman of the Trustees or, if there is none or in the absence of the Chairman, the President shall preside at all meetings of the shareholders and of the Trustees. The President shall be the chief executive officer.

         3.6 Treasurer and Controller. The Treasurer shall be the chief financial officer and, if no Controller is elected, chief accounting officer of the Trust, and shall, subject to the





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provisions of the Declaration of Trust and to any arrangement made by the
Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers and, if no Controller is elected, the books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

         The Controller, if any, shall be the chief accounting officer of the Trust and shall be in charge of its books of account and accounting records. The Controller shall be responsible for preparation of financial statements of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the President.

         3.7 Secretary. The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust or at the office of the Trust's counsel. In the absence of the Secretary from any meeting of the shareholders or Trustees, an assistant Secretary, or if there be none or if he or she is absent, a temporary Secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

         3.8 Resignations. Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the Chairman, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.


                                   ARTICLE 4
                                   Committees

         4.1 Quorum; Voting. A majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.





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                                   ARTICLE 5
                                    Reports

         5.1 General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.


                                   ARTICLE 6
                                  Fiscal Year

         6.1 General. Except as from time to time otherwise provided by the Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Treasurer, and subsequent fiscal years shall end on such date in subsequent years.


                                   ARTICLE 7
                                      Seal

         7.1 General. The seal of the Trust shall consist of a flat-faced die with the word "Massachusetts", together with the name of the Trust and the year of its organization cut or engraved thereon but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.


                                   ARTICLE 8
                              Execution of Papers

         8.1 General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President or by the Treasurer and need not bear the seal of the Trust.



                                   ARTICLE 9
                               Share Certificates

         9.1 Share Certificates. No certificates certifying the ownership of shares shall be issued except as the Trustees may otherwise authorize. In the event that the Trustees authorize the issuance of share certificates, subject to the provisions of Section 9.3, each shareholder shall be entitled to a certificate stating the number of shares and the series or class owned by him





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or her, in such form as shall be prescribed from time to time by the Trustees.
Such certificates shall be signed by the President or any Vice-President and by the Treasurer or any Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

         In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

         9.2 Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

         9.3 Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not effect the ownership of shares in the Trust.


                                   ARTICLE 10
           Provisions Relating to the Conduct of the Trust's Business

         10.1 Certain Definitions. When used herein the following words shall have the following meanings: "Distributor" shall mean any one or more corporations, firms, or associations which have distributor's or principal underwriter's contracts in effect with the Trust providing that redeemable shares issued by the Trust shall be offered and sold by such Distributor. "Manager" shall mean any corporation, firm or association which may at the time have an advisory or management contract with the Trust and any corporation, firm or association which may at any time have a sub-advisory contract relating to the Trust with any such Manager.

         10.2 Limitation on Holdings by the Trust of Certain Securities and on Dealings with Officers or Trustees. The Trust may not purchase or retain shares or securities issued by an issuer if one or more of the holders of the shares or securities





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issued by an issuer or one or more of the officers or directors of such issuer is an officer or Trustee of the Trust or officer or director of the Manager and if one or more of such officers, Trustees or directors owns beneficially more than 1/2 of 1% of the shares or securities, or both, of such issuer and such officers, Trustees and directors owning more than 1/2 of 1% of such shares or securities together own beneficially more than 5% of such shares or securities. Each officer and Trustee of the Trust shall keep the Treasurer of the Trust informed of the names of all issuers shares or securities of which are held in the portfolio of the Trust and in which such officer or Trustee owns as much as 1/2 of 1% of the outstanding shares or securities.

         The Trust will not lend any of its assets to the Distributor or Manager or to any officer or director of the Distributor or Manager or any officer or Trustee of the Trust, and shall not permit any officer or Trustee or any officer or director of the Distributor or Manager to deal for or on behalf of the Trust with himself or herself as principal or agent, or with any partnership, association or corporation in which he or she has a financial interest; provided that the foregoing provisions shall not prevent (a) officers and Trustees of the Trust or officers and directors of the Distributor or Manager from buying, holding or selling shares in the Trust or from being partners, offices or directors of or otherwise financially interested in the Distributor or the Manager; (b) purchases or sales of securities or other property if such transaction is permitted by or is exempt or exempted from the provisions of the Investment Company Act of 1940 or any Rule or Regulation thereunder (together, the "1940 Act"); (c) employment of legal counsel, registrar, transfer agent, shareholder servicing agent, dividend disbursing agent or custodian who is, or has a partner, shareholder, officer or director who is, an officer or Trustee of the Trust or an officer or director of the Distributor or Manager; (d) sharing statistical, research, legal and management expenses and office hire and expenses with any other investment company in which an officer or Trustee of the Trust or an officer or director of the Distributor or Manager is an officer or director or otherwise financially interested.

         10.3 Limitation on Dealing in Securities of the Trust by Certain Officers, Trustees, Distributor or Manager. Neither the Distributor nor Manager, nor any officer or Trustee of the Trust or officer or director of the Distributor or Manager shall take long or short positions in securities issued by the Trust; provided, however, that:

         (a) the Distributor may purchase from the Trust and otherwise deal in shares issued by the Trust pursuant to the terms of its contract with the Trust;





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         (b)     any officer or Trustee of the Trust or officer or director of the Distributor or Manager or any trustee or fiduciary for the benefit of any of them may at any time, or from time to time, purchase from the Trust or from the Distributor shares issued by the Trust at the price available to the public or to such officer, Trustee, director, trustee or fiduciary, no such purchase to be in contravention of any applicable state or federal requirement; and

         (c) the Distributor or the Manager may at any time, or from time to time, purchase for investment shares issued by the Trust.

         10.4 Securities and Cash of the Trust to be held by Custodian subject to certain Terms and Conditions.

         (a) All securities and cash owned by this Trust shall be held by or deposited with one or more banks or trust companies having (according to its last published report) not less than $5,000,000 aggregate capital, surplus and undivided profits (any such bank or trust company being hereby designated as "Custodian"), provided such a Custodian can be found ready and willing to act; subject to such rules, regulations and orders, if any, as the Securities and Exchange Commission may adopt, this Trust may, or may permit any Custodian to, deposit all or any part of the securities owned by this Trust in a system for the central handling of securities pursuant to which all securities of any particular class or series of any issue deposited within the system may be transferred or pledged by bookkeeping entry, without physical delivery. The Custodian may appoint, subject to the approval of the Trustees, one or more subcustodians.

         (b) The Trust shall enter into a written contract with each Custodian regarding the powers, duties and compensation of such Custodian with respect to the cash and securities of the Trust held by such Custodian. Said contract and all amendments thereto shall be approved by the Trustees.

         (c) The Trust shall upon the resignation or inability to serve of any Custodian or upon change of any Custodian:

                 (i) in cash of such resignation or inability to serve, use its best efforts to obtain a successor Custodian;





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                 (ii)     require that the cash and securities owned by the
                          Trust be delivered directly to the successor
                          Custodian; and

                 (iii) in the event that no successor Custodian can be found, submit to the shareholders, before permitting delivery of the cash and securities owned by the Trust otherwise than to a successor Custodian, the question whether the Trust shall be liquidated or shall function without a Custodian.

         10.5 Requirements and Restrictions Regarding the Management Contract. Every advisory or management contract entered into by the Trust shall provide that in the event that the total expenses of any series of shares of the Trust for any fiscal year should exceed the limits imposed on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Trust are offered for sale, the compensation due the Manager for such fiscal year shall be reduced by the amount of such excess by a reduction or refund thereof.

         10.6 Reports to Shareholders: Distributions from Realized Gains. The Trust shall send to each shareholder of record at least semi- annually a statement of the condition of the Trust and of the results of its operations, containing all information required by applicable laws or regulations.

         10.7 Determination of Net Asset Value Per Share. Net asset value per share of each series or class of shares of the Trust shall mean: (i) the value of all the assets of such series or class of shares; (ii) less total liabilities of such series or class of shares; (iii) divided by the number of shares of such series or class of shares outstanding, in each case at the time of each determination. The net asset value per share of each series or class of shares shall be determined as of the normal close of trading on the New York Stock Exchange on each day on which such Exchange is open. As of any time other than the normal close of trading on such Exchange, the Trustees may cause the net asset value per share last determined to be determined again in a similar manner or adjusted to reflect changes in market values of securities in the portfolio, such adjustment to be made on the basis of changes in selected security prices determined by the Trustees to be relevant to the portfolio of such series or class of shares or in averages or in other standard and readily ascertainable market data, and the Trustees may fix the time when such redetermined or adjusted net asset value per share of each series or class of shares shall become effective.

         In valuing the portfolio investments of any series or class of shares for determination of net asset value per share of such





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series, securities for which market quotations are readily available shall be valued at prices which, in the opinion of the Trustees or the person designated by the Trustees to make the determination, most nearly represent the market value of such securities, and other securities and assets shall be valued at their fair value as determined by or pursuant to the direction of the Trustees, which in the case of short-term debt obligations, commercial paper and repurchase agreements may, but need not, be on the basis of quoted yields for securities of comparable maturity, quality and type, or on the basis of amortized cost. Expenses and liabilities of the Trust shall be accrued each day. Liabilities may include such reserves for taxes, estimated accrued expenses and contingencies as the Trustees or their designates may in their sole discretion deem fair and reasonable under the circumstances. No accruals shall be made in respect of taxes on unrealized appreciation of securities owned unless the Trustees shall otherwise determine. Dividends payable by the Trust shall be deducted as at the time of but immediately prior to the determination of net asset value per share on the record date therefor.

         10.8. Derivative Claims. No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any series or class thereof without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall be excused only when the plaintiff makes a specific showing that irreparable injury to the Trust or series or class would otherwise result. Such demand shall be made to the Secretary or the Trust at the Trust's principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 45 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or series or class, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders shall be made by the Trustees in their business judgment and shall be binding upon the Shareholders. Any decision by the Trustees to bring or maintain a court action, proceeding or suit on behalf of the Trust or a series or class shall be subject to the right of the Shareholders under Section 1 of
Article 11 of these By-laws to vote on whether or not such court action, proceeding or suit should or should not be brought or maintained.

                                   ARTICLE 11
                    Shareholders' Voting Powers and Meetings





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         11.1  Voting Powers.  The Shareholders shall have power to vote only
(i) for the election of Trustees as provided in Article IV, Section 1 of the Declaration of Trust, provided, however, that no meeting of Shareholders is required to be called for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees have been elected by the Shareholders, (ii) with respect to any Manager or Sub-Adviser as provided in
Article IV, Section 6 of the Declaration of Trust to the extent required by the 1940 Act, (iii) with respect to any termination of this Trust to the extent and as provided in Article IX, Section 4 of the Declaration of Trust, (iv) with respect to any amendment of the Declaration of Trust to the extent and as provided in Article IX, Section 7 of the Declaration of Trust, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vi) with respect to such additional matters relating to the Trust as may be required by law, the Declaration of Trust, these By-laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. The Shareholders of any particular series or class shall not be entitled to vote on any matters as to which such series or class is not affected. Except with respect to matters as to which the Trustees have determined that only the interests of one or more particular series or classes are affected or as required by law, all of the Shares of each series or class shall, on matters as to which such series or class is entitled to vote, vote with other series or classes so entitled as a single class. Notwithstanding the foregoing, with respect to matters which would otherwise be voted on by two or more series or classes as a single class, the Trustees may, in their sole discretion, submit such matters to the Shareholders of any or all such series or classes, separately. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute election of such proxy by or on behalf of such Shareholder. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of





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Shareholders and may take any action required by law, the Declaration of Trust or these By-laws to be taken by shareholders.

         11.2 Voting Power and Meetings. Meetings of the Shareholders of the Trust or of one or more series or classes of shares may be called by the Trustees for the purpose of electing Trustees as provided in Article IV,
Section 1 of the Declaration of Trust and for such other purposes as may be prescribed by law, by the Declaration of Trust or by these By-laws. Meetings of the Shareholders of the Trust or of one or more series or classes of shares may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these By-laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

         11.3 Quorum and Required Vote. Thirty percent (30%) of Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of the Declaration of Trust or these By-laws permits or requires that holders of any series or class of shares shall vote as a series or class, as the case may be, then thirty percent (30%) of the aggregate number of Shares of that series or that class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of law or the Declaration of Trust or these By-laws, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of the Declaration of Trust or these By-laws permits or requires that the holders of any series or class shall vote as a series or class, as the case may be, then a majority of the Shares of that series or that class voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that series or class is concerned.

         11.4 Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if a majority of





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Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of law or the Declaration of Trust or these By-laws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

         11.5 Record Dates. For the purpose of determining the shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, or for the purpose of any other action, etc., the Trustees may from time to time fix a time, which shall be not more than 60 days before the date of any meeting of shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period.

         11.6 Removal of Trustees. No natural person shall serve as Trustee after the holders of record of not less than two-thirds of the outstanding Shares (as defined in the Declaration of Trust) have declared that such Trustee be removed from that office either by declaration in writing filed with the Trust's custodian or by votes cast in person or by proxy at a meeting called for the purpose. The Trustees shall promptly call a meeting of shareholders for the purpose of voting upon the question of removal of any Trustee when requested in writing so to do by the record holders of not less than 10 per centum of the outstanding Shares.

         Whenever ten or more shareholders of record who have been such for at least six months preceding the date of application, and who hold in the aggregate Shares having a net asset value of at least 21 per centum of the outstanding Shares shall apply to the Trustees in writing, stating that they wish to communicate with other shareholders with a view to obtaining signatures to a request for a meeting pursuant to this Section and accompanied by a form of communication and request which they wish to transmit, the Trustees shall within five business days after receipt of such application either (a) afford to such applicants access to a list of the names and addresses of all shareholders as recorded on the books of the Trust; or (b) inform such applicants as to the approximate number of shareholders of record, and the approximate cost of mailing to them the proposed communication and form of request. If the Trustees elect to follow the course





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specified in clause (b) above, the Trustees, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all shareholders of record at their addressees as recorded on the books of the Trust, unless within five business days after such tender the Trustees shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material proposed to be mailed, a written statement signed by at least a majority of the Trustees to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion. If the Securities and Exchange Commission shall enter an order refusing to sustain any of the objections specified in the written statement so filed, or if, after the entry of an order sustaining one or more of such objections, the Securities and Exchange Commission shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the Trustees shall mail copies of such material to all shareholders with reasonable promptness after the entry of such order and the renewal of such tender.


                                   ARTICLE 12
                           Amendments to the By-laws

         12.1 General. These By-laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.





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